Exhibit 99.1

FOR IMMEDIATE RELEASE

Ironwood Pharmaceuticals Provides Clinical and Regulatory Update on Apraglutide

–     Feedback from recent FDA interaction indicates that a confirmatory Phase 3 trial evaluating apraglutide in SBS-IF is needed to seek approval –

–     Company has engaged Goldman Sachs & Co. LLC to explore strategic alternatives –

BOSTON, Mass., April 14, 2025 — Ironwood Pharmaceuticals, Inc. (Nasdaq: IRWD), a biotechnology company developing and commercializing life-changing therapies for people living with gastrointestinal (GI) and rare diseases, today announced that, based on a recent discussion with the U.S. Food and Drug Administration (FDA), a confirmatory Phase 3 trial is needed to seek approval of apraglutide for patients with short bowel syndrome (SBS) with intestinal failure (IF) who are dependent on parenteral support. While continuing to advance apraglutide, Ironwood has engaged Goldman Sachs & Co. LLC to explore strategic alternatives for the company to maximize value for stockholders.

Apraglutide is a once weekly, long-acting synthetic GLP-2 analog with the potential to treat a range of rare gastrointestinal diseases where GLP-2 can play a central role in addressing disease pathophysiology, and it is the only GLP-2 analog to achieve a statistically significant reduction in weekly parenteral support volume with once-weekly dosing in patients with SBS.

In preparation for the new drug application (NDA) submission, pharmacokinetic analysis indicated that the exposure and dose delivered in the STARS Phase 3 trial were lower than planned due to dose preparation and administration. Based on the strength of the STARS Phase 3 results, Ironwood believed that there was a regulatory path forward. However, following recent dialogue with the FDA it became clear that a confirmatory Phase 3 trial is needed to seek approval. Ironwood plans to work with the FDA on the design of a confirmatory Phase 3 trial and the regulatory path forward.

Apraglutide generated strong safety and efficacy data in the STARS Phase 3 trial, the largest SBS-IF trial to date, and, following an analysis of long-term extension trial data, 27 apraglutide-dosed patients dependent on parenteral support achieved enteral autonomy, which is the ultimate goal for these patients. Consistent with FDA discussions, Ironwood plans to continue the long-term extension trial and believes the data from the STARS trial will continue to be an integral part of an NDA submission package.

“We are disappointed in this outcome, as we firmly believe apraglutide has the potential to provide tremendous value to patients with SBS-IF who suffer from increased mortality, and reduced quality of life, and will now have to wait for the results of a confirmatory Phase 3 trial.” said Tom McCourt, chief executive officer of Ironwood. “We are focused on the best path forward to get apraglutide to market, which we believe still has the potential to be a blockbuster drug. Concurrently, we will be exploring strategic alternatives for the company in an effort to maximize stockholder value. We are grateful to the patients, families, and clinicians who have and continue to support our clinical development programs.”

About Short Bowel Syndrome (SBS)

SBS is a serious and chronic condition where there is diminished absorptive capacity for fluids and/or nutrients, sometimes requiring dependence on parenteral support to maintain health. Short bowel syndrome typically occurs because of extensive intestinal resection, and patients with SBS who are chronically dependent on parenteral support, also referred to as SBS with intestinal failure (SBS-IF), often experience significant quality of life impact and are at risk of severe complications such as infection. An estimated 18,000 adult patients suffer from SBS-IF in the U.S., Europe and Japan, and have chronic dependence on PS, which significantly impacts quality of life and carries the risk of severe complications such as infection. Those with the most severe SBS-IF require PS infusions for up to 10 to 15 hours per day. SBS-IF is associated with frequent complications, significant morbidity and mortality, high economic burden and an impaired quality of life.

About Ironwood Pharmaceuticals

Ironwood Pharmaceuticals (Nasdaq: IRWD) is a biotechnology company developing and commercializing life-changing therapies for people living with gastrointestinal (GI) and rare diseases. Ironwood is advancing apraglutide, a next-generation, long-acting synthetic GLP-2 analog being developed for short bowel syndrome patients who are dependent on parenteral support. In addition, Ironwood has been a pioneer in the development of LINZESS® (linaclotide), the U.S. branded prescription market leader for adults with irritable bowel syndrome with constipation (IBS-C) or chronic idiopathic constipation (CIC). LINZESS is also approved for the treatment of functional constipation in pediatric patients ages 6-17 years old. Building upon our history of innovation, we keep patients at the heart of our R&D and commercialization efforts to reduce the burden of diseases and address significant unmet needs.

Founded in 1998, Ironwood Pharmaceuticals is headquartered in Boston, Massachusetts, and has additional operations in Basel, Switzerland.

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned not to place undue reliance on these forward-looking statements, including statements about Ironwood’s ability to execute on its mission; Ironwood’s strategy, business, financial position and operations; that a confirmatory Phase 3 trial is needed to seek approval of apraglutide in SBS-IF who are dependent on parenteral support; the belief that the data from the STARS Phase 3 trial will continue to be an integral part of an NDA submission package; Ironwood’s engagement with Goldman Sachs to explore strategic alternatives for the company to maximize value for stockholders; Ironwood’s plan to continue the long-term extension study and work with the FDA on the design of a confirmatory Phase 3 trial and the regulatory path forward; the belief that apraglutide has the potential to be a blockbuster drug. These forward-looking statements speak only as of the date of this press release, and Ironwood undertakes no obligation to update these forward-looking statements. Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statement. Applicable risks and uncertainties include those related to the effectiveness of development and commercialization efforts by us and our partners; preclinical and clinical development, manufacturing and formulation development of linaclotide, apraglutide, IW-3300, and our other product candidates; the risk of uncertainty relating to pricing and reimbursement policies in the U.S., which, if not favorable for our products, could hinder or prevent our products’ commercial success; the risk that healthcare reform and other governmental and private payor initiatives may have an adverse effect upon or prevent our products’ or product candidates’ commercial success; the risk that apraglutide will not be approved by the FDA or other regulatory agencies; the risk that clinical programs and studies, including for linaclotide pediatric programs, apraglutide and IW-3300, may not progress or develop as anticipated, including that studies are delayed or discontinued for any reason, such as safety, tolerability, enrollment, manufacturing, economic or other reasons; the risk that findings from our ongoing and completed nonclinical studies and clinical trials may not be replicated in later trials or further data analyses and earlier-stage clinical trials may not be predictive of the results we may obtain in later-stage clinical trials or of the likelihood of regulatory approval; the risk of competition or that new products may emerge that provide different or better alternatives for treatment of the conditions that our products are approved to treat; the risk that we are unable to execute on our strategy to in-license externally developed products or product candidates; the risk that we are unable to successfully partner with other companies to develop and commercialize products or product candidates; the efficacy, safety and tolerability of linaclotide and our product candidates; the risk that the commercial and therapeutic opportunities for LINZESS, apraglutide or our other product candidates are not as we expect; decisions by regulatory and judicial authorities; the risk we may never get additional patent protection for linaclotide, apraglutide and other product candidates, that patents for linaclotide, apraglutide or other products may not provide adequate protection from competition, or that we are not able to successfully protect such patents; the risk that we are unable to manage our expenses or cash use, or are unable to commercialize our products as expected; the risk that the development of any of our linaclotide pediatric programs, apraglutide and/or IW-3300 is not successful or that any of our product candidates does not receive regulatory approval or is not successfully commercialized; outcomes in legal proceedings to protect or enforce the patents relating to our products and product candidates, including abbreviated new drug application litigation; the risk that financial and operating results may differ from our projections; developments in the intellectual property landscape; challenges from and rights of competitors or potential competitors; the risk that our planned investments do not have the anticipated effect on our company revenues; developments in accounting guidance or practice; Ironwood’s or AbbVie’s accounting practices, including reporting and settlement practices as between Ironwood and AbbVie; the risk that our indebtedness could adversely affect our financial condition or restrict our future operations; and the risks listed under the heading “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2024, and in our subsequent Securities and Exchange Commission filings.

Company contact:

Greg Martini

gmartini@ironwoodpharma.com

Investors:

Precision AQ (formerly Stern Investor Relations)

Stephanie Ascher

Stephanie.Ascher@precisionaq.com